                                                                     EXHIBIT 2.5


                                                                    EXHIBIT C TO
                                                          DISTRIBUTION AGREEMENT



                         TRANSITION SERVICES AGREEMENT

                                    BETWEEN

                             PROVIDIAN CORPORATION

                                      AND

                            PROVIDIAN BANCORP, INC.

                           Dated as of _______, 1997

                         TRANSITION SERVICES AGREEMENT

     TRANSITION SERVICES AGREEMENT, dated as of ____, 199_ (this "Agreement"), by and between Providian Corporation, a Delaware corporation (the "Company"), and Providian Bancorp, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Spinco").

                                   RECITALS

     A. The Merger Transaction. The Company, AEGON N.V., a company organized under the laws of The Netherlands ("Merger Partner"), and LT MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Merger Partner ("Sub"), have entered into a Plan and Agreement of Merger and Reorganization, dated as of December 28, 1996 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation.

     B. The Distribution. Immediately prior to the Effective Time (as defined in the Merger Agreement), the Company intends to distribute (the "Distribution") as a dividend to the holders of the Company's common stock, par value $1.00 per share, on a pro rata basis, all of the then outstanding shares of common stock, par value $1.00 per share, of Spinco.

     C. Purpose. The purpose of the Distribution is to facilitate the reorganization of the Company, and to make possible the Merger by divesting the Company of the businesses and operations conducted by Spinco in a tax-free distribution to the Company's stockholders. The Company and Spinco have entered into an Agreement and Plan of Distribution (the "Distribution Agreement"), which sets forth or provides for certain agreements between the Company and Spinco in consideration of the separation of their ownership.

     D. This Agreement. Among other things, the Distribution Agreement provides that the Company and Spinco will enter into this Transition Services Agreement regarding certain administrative and operational functions of the businesses conducted by the Company and Spinco for a transition period after the Distribution Date.

     NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Distribution Agreement):

     "Agreement" shall have the meaning specified in the first paragraph hereof.

     "Company" shall have the meaning specified in the first paragraph hereof.

     "Distribution" shall have the meaning specified in the recitals to this Agreement.

     "Distribution Agreement" shall have the meaning specified in the recitals to this Agreement.

     "Merger Agreement" shall have the meaning specified in the recitals to this Agreement.

     "Spinco" shall have the meaning set forth in the first paragraph hereof.

     "Transition Period" shall have the meaning specified in Section 2.01.

     "Transition Services" shall have the meaning specified in Section 2.01.


                                  ARTICLE II
                              TRANSITION SERVICES

     Section 2.01. Transition Period. For a period of 180 days beginning on the Distribution Date (the "Transition Period"), the Company shall make available to Spinco the services described below in Section 2.03 (the "Transition Services"). The Company shall only be obligated to provide Transition Services during normal business hours and in a manner that will not interfere with the Company's business operations.

     Section 2.02. Fees. Spinco shall reimburse the Company for the Company's allocable overhead and any reasonable out-of-pocket expenses (including the reasonable costs of salaries and benefits of employees providing such services) incurred by the Company in providing the Transition Services. Any payments required to be made hereunder shall be due and payable within 30 days of date of invoice.

     Section 2.03. Transition Services. During the Transition Period, the Company shall make available to Spinco certain administrative services relating to financial, tax, accounting, legal, human resources and other administrative services, as set forth on Schedule 2.03 hereto (the "Transition Services").

     Section 2.04. Performance of Transition Services. The Company agrees to perform the Transition Services to be provided hereunder in a professional and competent manner, using at least the same standard of care that it uses in performing such services in its own affairs.

                                                                               3
                                  ARTICLE III
                    NO WARRANTIES; LIMITATION ON LIABILITY

     Section 3.01. No Warranties. THE COMPANY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER.

     Section 3.02. Limitation on Liability. In no event shall the Company be liable for any incidental or consequential damages to Spinco arising from the provision of the Transition Services by the Company hereunder, other than for the Company's gross negligence or willful misconduct.

                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.01. Cooperation. The parties hereto shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other during the Transition Period to facilitate the orderly transition of the separation of the Company Business and the Spinco Business and to minimize any disruption to the respective Businesses that might result from the transactions contemplated by the Distribution Agreement and hereby.

     Section 4.02. Relationship of the Parties. The parties hereto agree that, after the Distribution Date, nothing herein shall constitute, be construed to be, or create a partnership, joint venture or similar relationship between them, and that any actions performed by or on behalf of another party hereunder shall be as an agent for such other party.

     Section 4.03. Amendments. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

     Section 4.04. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     Section 4.05. Termination. This Agreement shall be terminated in the event that the Distribution Agreement is terminated and the Distribution is abandoned prior to the Distribution Date. In the event of such termination, neither party shall have any liability of any kind to the other party.

     Section 4.06. Incorporation by Reference. The following provisions of the Distribution Agreement are hereby incorporated into this Agreement by reference (except that references therein to the Distribution Agreement shall be deemed to be references to this Agreement): Section 8.06 (Confidentiality); Section 10.04 (Governing Law); Section 10.05 (Notices); Section

10.09 (Counterparts); Section 10.10 (Interpretation); Section 10.11 (Severability); Section 10.12 (References; Construction).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 PROVIDIAN CORPORATION


                                 By:
                                    ----------------------------------------
                                    Name:
                                    Title:


                                 PROVIDIAN BANCORP, INC.


                                 By:
                                    ----------------------------------------
                                    Name:
                                    Title:

                                                                   SCHEDULE 2.03
                                                TO TRANSITION SERVICES AGREEMENT

                              Transition Services
                              -------------------

I.   Human Resources

     A. Employee benefit program administration and development, including with respect to:

          1.   stock purchase plan

          2.   bonus program

          3.   deferred compensation

          4.   stock options

          5.   claims paying

II.  Accounting/Controller

     A.   SEC accounting advice

     B.   Financial audit relationship with Ernst and Young

     C. Tax administrative accounting activities, with respect to providing information regarding:

          1.   sharing agreements

          2.   services and advice

          3.   records

          4.   liability for prior years

     D.   General financial record keeping

     E.   Purchasing

III. Corporate

     A.   Insurance administration

IV.  Legal

     A.   Tax law

V.   Miscellaneous

     A.   Network integration and protocol administration services

     B. Providian Home Loans Louisville office space, facilities, maintenance and services